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                                                                      EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Walter Industries, Inc. and its subsidiaries of our report dated July 10, 1997, appearing on page F-2 of Walter Industries, Inc.'s Form 10-K/A Amendment No. 1 for the year ended May 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page F-29 of such Annual Report on Form 10-K/A Amendment No 1.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
Tampa, Florida
November 3, 1997